Exhibit 99.1

Enphase Energy Reports Financial Results for the Second Quarter of 2017
PETALUMA, Calif., August 8, 2017—Enphase Energy, Inc. (NASDAQ:ENPH), a global energy technology company and the world’s leading supplier of solar microinverters, announced today financial results for the second quarter ended June 30, 2017.
Enphase Energy reported total revenue for the second quarter of 2017 of $74.7 million, an increase of 36 percent compared to the first quarter of 2017. During the second quarter of 2017, Enphase sold approximately 224MW (DC) or 775,000 microinverters, an increase in MW of 39 percent compared to the first quarter of 2017. GAAP gross margin for the second quarter of 2017 was 18.1 percent and non-GAAP gross margin was 18.4 percent.
GAAP operating expenses for the second quarter of 2017 were $22.8 million, a decrease of 22 percent compared to the first quarter of 2017 and a decrease of 24 percent compared to the second quarter of 2016. Non-GAAP operating expenses were $17.8 million, a decrease of 12 percent compared to the first quarter of 2017 and a decrease of 35 percent compared to the second quarter of 2016. GAAP net loss for the second quarter of 2017 was $12.1 million, or a net loss of $0.14 per share, compared to a second quarter of 2016 net loss of $16.7 million, or a net loss of $0.36 per share. On a non-GAAP basis, net loss in the second quarter of 2017 was $6.6 million, or a net loss of $0.08 per share, compared to a second quarter of 2016 net loss of $13.9 million, or a net loss of $0.30 per share.
The Company generated $1.0 million of cash in the second quarter of 2017 and exited the quarter with a total cash balance of $31.0 million.
“The ongoing rollout of our sixth-generation IQ Microinverter System continued to gain traction during the second quarter, and we expect to fully transition our U.S. customer base to the IQ platform by the end of the third quarter of 2017,” said Badri Kothandaraman, COO of Enphase Energy. “In addition, we are excited by the recent U.S. launch of our Enphase Energized™ AC Modules that directly integrate the IQ Microinverter with the module, creating an even simpler, more consolidated solution.”
“The actions we have taken over the past year to improve our operational efficiency resulted in a 35 percent year-over-year decrease in non-GAAP operating expenses,” said Bert Garcia, CFO of Enphase Energy. “We believe the combination of operating expense reduction, supply chain optimization and the transition to our sixth-generation IQ Microinverter System will enable us to achieve non-GAAP operating income profitability by the fourth quarter of 2017.”
Business Outlook
“We expect our revenue for the third quarter of 2017 to be within a range of $72 million to $80 million,” stated Bert Garcia. “We expect GAAP and non-GAAP gross margin for the third quarter to be within a range of 18 percent to 21 percent. Non-GAAP gross margin excludes approximately $200,000 of stock-based compensation expense. We expect our GAAP operating expense for the third quarter to be within a range of $22.5 million to $24.5 million and non-GAAP operating expense to be within a range of $16.5 million to $18.5 million, excluding an estimated $1.7 million of stock-based compensation expense and approximately $4.3 million of additional restructuring expense.”
Enphase Energy also announced today that Paul Nahi is stepping down as president and CEO. Nahi’s final day with Enphase is today; however, he will continue to assist Enphase as it transitions to a new leader. The Company’s Board of Directors is conducting an internal and external search for a permanent replacement, with the intention to name a successor by August 31, 2017. In the interim, the Board has created an Office of the CEO, consisting of Bert Garcia, CFO, and Badri Kothandaraman, COO, to oversee and provide leadership for the Company’s day-to day activities.
Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. Non-GAAP financial measures presented by the Company include non-GAAP gross profit, gross margin, operating expenses, income (loss) from operations, net loss and net loss per share.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
As presented in the “Reconciliation of Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items for purposes of calculating non-GAAP financial measures to facilitate an evaluation of the Company’s current operating performance and a comparison to its past operating performance:
Stock-based compensation expense. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by the Company’s stock price at the time of an award over which management has limited to no control.
Acquisition-related net charges (credits). These items include: (1) revaluation of contingent consideration and its income tax effects, which represent accounting adjustments to state contingent consideration liabilities at their estimated fair value, and (2) amortization of acquired intangibles, which consists of customer relationships. These items relate to a specific prior acquisition and are not reflective of the Company’s ongoing financial performance.
Restructuring charges. The Company excludes restructuring charges due to the nature of the expenses being unplanned and arising outside the ordinary course of continuing operations. These costs primarily consist of fees paid for restructuring-related management consulting services, cash-based severance costs related to workforce reduction actions, asset write-downs of property and equipment and lease loss reserves, and other contract termination costs resulting from restructuring initiatives.
Amortization of Debt Issuance Costs. The Company excludes amortization of debt issuance costs because the costs do not represent a cash outflow for the Company except in the period the financing was secured and such amortization expense is not reflective of the Company’s ongoing financial performance.

Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its CEO resignation and second quarter 2017 results and third quarter 2017 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing 877-644-1284; participant passcode 53238137. A live webcast of the conference call, together with accompanying presentation slides, will also be accessible from the “Investor Relations” section of the Company's website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling 855-859-2056; participant pass code 53238137 beginning approximately one hour after the call.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to Enphase Energy’s: rollout of its sixth- and seventh-generation IQ Microinverter System and transition plans; timing of achieving sustainable profitability; and expected future financial performance. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those risks described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC and available on the SEC’s website at www.sec.gov. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.
A copy of this press release can be found on the investor relations page of Enphase Energy's website at investor.enphase.com.

About Enphase Energy, Inc.
Enphase Energy, a global energy technology company, delivers smart, easy-to-use solutions that connect solar generation, storage and management on one intelligent platform. The Company revolutionized solar with its microinverter technology and produces the world’s only truly integrated solar plus storage solution. Enphase has shipped approximately 15 million microinverters, and more than 661,000 Enphase systems have been deployed in more than 100 countries. For more information, visit www.enphase.com.

Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc.

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Contact
Christina Carrabino
Enphase Energy, Inc.
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7294

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net revenues	$74,704	$79,185	$129,455	$143,306
Cost of revenues	61,157	65,049	108,861	117,410
Gross profit	13,547	14,136	20,594	25,896
Operating expenses:
Research and development	7,947	13,091	17,552	26,157
Sales and marketing	6,274	9,987	12,732	20,202
General and administrative	4,964	6,846	10,797	14,413
Restructuring charges	3,609	—	10,856	—
Total operating expenses	22,794	29,924	51,937	60,772
Loss from operations	(9,247)	(15,788)	(31,343)	(34,876)
Other income (expense), net:
Interest expense	(2,080)	(212)	(4,219)	(364)
Other income (expense)	88	(379)	1,148	302
Total other income (expense), net	(1,992)	(591)	(3,071)	(62)
Loss before income taxes	(11,239)	(16,379)	(34,414)	(34,938)
Provision for income taxes	(854)	(344)	(984)	(580)
Net loss	$(12,093)	$(16,723)	$(35,398)	$(35,518)
Net loss per share:
Basic and diluted	$(0.14)	$(0.36)	$(0.44)	$(0.77)
Shares used in per share calculation:
Basic and diluted	84,434	46,620	80,542	46,415

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$30,953	$17,764
Accounts receivable	56,403	61,019
Inventory	20,839	31,960
Prepaid expenses and other	13,307	7,121
Total current assets	121,502	117,864
Property and equipment, net	29,351	31,440
Goodwill	3,664	3,664
Intangibles, net	668	945
Other assets	8,493	9,663
Total assets	$163,678	$163,576
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,425	$31,696
Accrued liabilities	33,827	31,533
Deferred revenues	8,142	6,411
Borrowings under revolving credit facility	—	10,100
Current portion of term loan	5,951	3,032
Total current liabilities	63,345	82,772
Long-term liabilities:
Deferred revenues, noncurrent	35,782	33,893
Warranty obligations, non-current	23,581	22,818
Other liabilities	1,969	2,025
Term loans, noncurrent	41,385	20,768
Total liabilities	166,062	162,276
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	283,717	252,126
Accumulated deficit	(285,933)	(250,535)
Accumulated other comprehensive income (loss)	(169)	(292)
Total stockholders’ equity	(2,384)	1,300
Total liabilities and stockholders’ equity	$163,678	$163,576

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(35,398)	$(35,518)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,583	5,388
Provision for doubtful accounts	707	1,331
Asset impairment and restructuring	1,765	28
Amortization of debt issuance costs	1,063	56
Stock-based compensation	3,550	5,707
Changes in operating assets and liabilities:
Accounts receivable	3,910	(4,205)
Inventory	11,121	1,505
Prepaid expenses and other assets	(5,338)	(3,697)
Accounts payable, accrued and other liabilities	(13,908)	14,857
Deferred revenues	3,620	6,557
Net cash used in operating activities	(24,325)	(7,991)
Cash flows from investing activities:
Purchases of property and equipment	(3,515)	(7,510)
Purchases of intangible assets	—	(678)
Net cash used in investing activities	(3,515)	(8,188)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	26,425	—
Proceeds from term loan, net	24,240	—
Proceeds from borrowings under revolving credit facility	—	10,000
Payments under revolving credit facility	(10,100)	(14,550)
Payments of deferred financing costs	—	(130)
Contingent consideration payment related to prior acquisition	—	(29)
Proceeds from issuance of common stock under employee stock plans	170	809
Net cash provided by (used in) financing activities	40,735	(3,900)
Effect of exchange rate changes on cash	294	(130)
Net increase (decrease) in cash and cash equivalents	13,189	(20,209)
Cash and cash equivalents—Beginning of period	17,764	28,452
Cash and cash equivalents—End of period	$30,953	$8,243

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Gross profit (GAAP)	$13,547	$14,136	$20,594	$25,896
Stock-based compensation	211	305	449	612
Gross profit (Non-GAAP)	$13,758	$14,441	$21,043	$26,508

Gross margin (GAAP)	18.1%	17.9%	15.9%	18.1%
Stock-based compensation	0.3%	0.3%	0.4%	0.4%
Gross margin (Non-GAAP)	18.4%	18.2%	16.3%	18.5%

Operating expenses (GAAP)	$22,794	$29,924	$51,937	$60,772
Stock-based compensation(1)	(1,410)	(2,403)	(3,101)	(5,095)
Amortization of acquisition-related intangibles	—	(45)	—	(90)
Restructuring charges	(3,609)	—	(10,856)	—
Operating expenses (Non-GAAP)	$17,775	$27,476	$37,980	$55,587

(1) Includes stock-based compensation as follows:
Research and development	$636	$980	$1,387	$2,106
Sales and marketing	285	588	663	1,200
General and administrative	489	835	1,051	1,789
Total	$1,410	$2,403	$3,101	$5,095

Loss from operations (GAAP)	$(9,247)	$(15,788)	$(31,343)	$(34,876)
Stock-based compensation	1,621	2,708	3,550	5,707
Amortization of acquisition-related intangibles	—	45	—	90
Restructuring charges	3,609	—	10,856	—
Loss from operations (Non-GAAP)	$(4,017)	$(13,035)	$(16,937)	$(29,079)

Net loss (GAAP)	$(12,093)	$(16,723)	$(35,398)	$(35,518)
Stock-based compensation	1,621	2,708	3,550	5,707
Amortization of acquisition-related intangibles	—	45	—	90
Restructuring, asset impairments and other charges	3,609	—	10,856	—
Non-cash interest expense	231	28	743	56
Net loss (Non-GAAP)	$(6,632)	$(13,942)	$(20,249)	$(29,665)

Net loss per share (GAAP)	$(0.14)	$(0.36)	$(0.44)	$(0.77)
Stock-based compensation	0.02	0.06	0.04	0.13
Restructuring, asset impairments and other charges	0.04	—	0.14	—
Non-cash interest expense	—	—	0.01	—
Net loss per share (Non-GAAP)	$(0.08)	$(0.30)	$(0.25)	$(0.64)

Shares used in per share calculation (Non-GAAP)	84,434	46,620	80,542	46,415

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